Exhibit 99.1

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Receives CE Mark for t:slim X2 Insulin Pump

San Diego, April 30, 2018 – Tandem Diabetes Care®, Inc. (NASDAQ: TNDM), a medical device company and manufacturer of the only touchscreen insulin pumps, today announced receipt of CE mark approval for the t:slim X2™ Insulin Pump with Dexcom G5® Mobile continuous glucose monitoring (CGM) integration1.  The Company plans to begin commercial sales of the pump in select international markets beginning in the second half of 2018. The Company has been commercializing its touchscreen insulin pumps in the United States since 2012, and received U.S. Food and Drug Administration (FDA) approval of the t:slim X2™ Insulin Pump with Dexcom G5 Mobile CGM integration in August 2017.

The simple-to-use t:slim X2 Insulin Pump includes advanced features like a large color touchscreen, rechargeable battery, USB connectivity and watertight construction (IPX7)2. It is the only pump that integrates with Dexcom G5 Mobile CGM, and the first CGM-enabled pump approved to let users make treatment decisions without pricking their finger.3 The t:slim X2 Pump is up to 38% smaller than other insulin pumps and holds up to 300 units of insulin.4

“As our first product to receive CE mark, this milestone is key to the fulfillment of our vision to bring the features and benefits of our unique insulin pump technology to people outside of the United States,” said Kim Blickenstaff, President and CEO of Tandem Diabetes Care. “Our plans to launch the t:slim X2 Pump internationally in the second half of this year is of particular strategic importance during this time where insulin pump options are becoming increasingly limited."

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, Inc. (www.tandemdiabetes.com) is a medical device company dedicated to improving the lives of people with diabetes through relentless innovation and revolutionary customer experience. The Company takes an innovative, user-centric approach to the design, development and commercialization of products for people with diabetes who use insulin. Tandem is based in San Diego, California.

Follow Tandem Diabetes Care on Twitter @tandemdiabetes; use #tslimX2, #tsliminthewild and $TNDM.

Follow Tandem Diabetes Care on Facebook at www.facebook.com/TandemDiabetes.

Follow Tandem Diabetes Care on LinkedIn at https://www.linkedin.com/company/tandemdiabetes.

Tandem Diabetes Care and t:slim X2 are either registered trademarks or trademarks of Tandem Diabetes Care, Inc. in the United States and/or other countries. Dexcom and Dexcom G5 are registered trademarks of Dexcom, Inc.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements relate to, among other things, the anticipated launch of a Tandem product in international markets in the second half of 2018 and demand for the Company’s products outside the United States. These statements are subject to numerous risks and uncertainties, including the risk that the Company’s ability to establish distributor relationships and/or the commercial and logistical infrastructure to support the planned launch of Tandem products outside the United States on a timely basis and without unanticipated expenses, the Company’s ability to develop, manufacture, supply and support Tandem products in conformance with applicable laws outside the United States, market acceptance of the Company’s existing products and products under development by physicians and people with diabetes, the potential that newer products that compete with the Company’s products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete or less desirable, as well as other risks identified in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents that we file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

Tandem Diabetes Care Contact Information:

Media: Steve Sabicer, 714-907-6264, ssabicer@thesabicergroup.com

Investors: Susan Morrison, 858-366-6900 x7005, IR@tandemdiabetes.com

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[1]	Dexcom G5 Mobile CGM sold separately.
[2]	Tested to a depth of 3 feet for 30 minutes
[3]	CGM-based treatment requires fingersticks for calibration; may result in hypoglycemia if calibration not performed, when taking acetaminophen, or if symptoms/expectations do not match CGM readings.
[4]	38% smaller than MiniMed 630G and 670G and at least 28% smaller than MiniMed 530G, Animas Vibe and Omnipod System. Data on file, Tandem Diabetes Care.